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                               TERM LOAN AGREEMENT

                          dated as of December __, 2001



                                     between



                               FLEET NATIONAL BANK

                                   ("Lender")

         Address of Lender:    1133 Avenue of the Americas
                               New York, New York 10036

                                       and

                 RD BRANCH ASSOCIATES, L.P. ("Branch Borrower"),
     RD ABINGTON ASSOCIATES LIMITED PARTNERSHIP ("Abington Borrower") , and
         RD METHUEN ASSOCIATES LIMITED PARTNERSHIP ("Methuen Borrower")

   (Branch Borrower, Abington Borrower and Methuen Borrower, individually and collectively, as the context requires, "Borrower")

         Address of Borrower:  c/o Acadia Realty Trust
                               20 Soundview Marketplace
                               Port Washington, New York 11050




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                         LOCATION OF MORTGAGED PROPERTY:

The Branch Plaza Property located on Route 25 in Smithtown, New York; the Methuen Shopping Center Property located at the intersection of Rte. 113 and Interstate 495 in Methuen, Massachusetts; and the Abington Towne Center Property located on Old York Road in Abington, Pennsylvania

         THIS LOAN AGREEMENT ("this Agreement") dated as of December __, 2001 by and among RD BRANCH ASSOCIATES, L.P., RD ABINGTON ASSOCIATES LIMITED PARTNERSHIP, and RD METHUEN ASSOCIATES LIMITED PARTNERSHIP (collectively and individually, as the context requires, "Borrower") and FLEET NATIONAL BANK ("Lender").

         Borrower desires that Lender extend credit as provided herein, and Lender is prepared to extend such credit on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, Borrower and Lender hereby agree as follows:

                                   Article I

                      DEFINITIONS AND RULES OF CONSTRUCTION

         Section 1.01. Definitions. The following terms, as used in this Agreement, shall have the following meanings:

"Abington Towne Center Property" -- The fee interest in real property located on Old York Road in Abington, Pennsylvania owned by Abington Borrower.

"Additional Interest" -- Any and all sums that shall become due and payable by Borrower under the Hedging Agreement.

"Additional Advance" -- Shall have the meaning set forth in Section 3.02 of this Agreement.

"Anchors"-- Shall mean, with respect to each Property, (i) Pathmark, with respect to the Branch Plaza Property; (ii) Wal-Mart, with respect to the Methuen Shopping Center Property; and (iii) T.J. Maxx, with respect to the Abington Towne Center Property.

"Branch Plaza Property" -- The leasehold interest in real property located on Route 25 in Smithtown, New York owned by Branch Borrower.

"Code" -- The Internal Revenue Code of 1986.

"Counterparty" -- Fleet National Bank, in its capacity as a party to the Hedging
    Agreement, and its successors and assigns in such capacity.

"Default"-- Any event or circumstance which, with the giving of notice or the passage of time, or both, would become an Event of Default.

"DSC Test" -- Shall have the meaning set forth in Section 2.03 of this Agreement.

"Dollars" and "$" -- Lawful money of the United States of America.

"Employee Benefit Plan" -- Any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or Guarantor.

"ERISA" -- The Employee Retirement Income Security Act of 1974, including the rules and regulations promulgated thereunder.

"ERISA Affiliate" -- Any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower and/or Guarantor, or any trade or business which is under common control (within the meaning of Section 414(c) of the Code) with Borrower and/or Guarantor, or any organization which is required to be treated as a single employer with Borrower and/or Guarantor under Section 414(m) or 414(o) of the Code.

"Event of Default" -- Has the meaning given to such term in the Mortgage.

"Financial Statements" -- Statements of the assets, liabilities (direct or contingent), income, expenses and cash flow of Borrower and Guarantor, prepared in accordance with generally accepted accounting principles in the United States as in effect from time to time and consistently applied.

"Governmental Authorities" -- The United States, the state in which the Property is located and any political subdivision, agency, department, commission, board, bureau or instrumentality of either of them, including any local authorities, which exercises jurisdiction over Borrower, Guarantor, the Property or the Improvements.

"Guarantor" -- Jointly and severally, Acadia Realty Limited Partnership, a
    Delaware limited partnership and any other person(s) or entity(ies) who may hereafter become a guarantor of any or all of Borrower's obligations in respect of the Loan.

"Guaranty" -- The guaranty(ies) of all or part of Borrower's obligations, to be executed by Guarantor.

"Hazardous Materials" -- Has the meaning given to such term in the Mortgage.

"Hedging Agreement" -- The ISDA Master Agreement or other documentation with respect to the interest rate hedging transaction in the amount of $20,000,000 entered into by and between Guarantor and Counterparty dated as of August 23, 2001, as assigned to Borrower by Guarantor, as any of the same may be amended, modified or supplemented from time to time, including any and all "confirmations" under any thereof.

"Improvements" -- Shall mean, with respect to the indicated Property: (i) a one story neighborhood shopping center containing 125,840 square feet with respect to the Branch Plaza Property, (ii) a one story neighborhood shopping center containing 129,494 square feet with respect to the Methuen Shopping Center Property, and, (iii) a multi-level shopping center containing 63,889 square feet with respect to the Abington Towne Center Property.

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"Indemnity" -- An agreement from Borrower and Guarantor or, if there is no
    Guarantor, such other persons or entities as shall be satisfactory to Lender, whereby, among other things, Lender is indemnified regarding Hazardous Materials.

"Initial Advance" -- The first advance of Loan proceeds to be made hereunder.

"Law" -- Any federal, state or local law, statute, rule, regulation, ordinance, order, decree, directive, requirement, code, notice of violation or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, determination, consent decree or judgment.

"Lender's Counsel" -- Dewey Ballantine LLP, 1301 Avenue of the Americas, New
    York, New York 10019-6092.

"Loan" -- The loan in the Loan Amount made by Lender to Borrower under this Agreement.

"Loan Allocation" -- Shall mean, with respect to the indicated Property: (i)
    $12,350,000 for the Branch Plaza Property, (ii) $5,515,000 for the Methuen Shopping Center Property, and, (iii) $5,135,000 for the Abington Towne Center Property.

"Loan Amount" -- $23,000,000, or so much thereof as shall be advanced by Lender pursuant to this Agreement and the Note and outstanding from time.

"Loan Documents" -- This Agreement, the Note, the Mortgage, the Indemnity,
    Uniform Commercial Code financing statements in respect of the Mortgaged Property and any other collateral given to Lender as security for the Loan, and any other documents which evidence or secure the Loan.

"Loan to Value Test" -- Shall have the meaning set forth in Section 2.03 of this Agreement.

"Major Lease" -- Any lease for space in excess of 5,000 square feet of the rentable area of the Improvements.

"Material Adverse Change" means either (1) a material adverse change in the status of the business, results of operations, financial condition, property or prospects of Borrower or (2) any event or occurrence of whatever nature which is likely to (x) have a material adverse effect on the ability of Borrower to perform its obligations under the Loan Documents or (y) create, in the sole and absolute judgment (reasonably exercised) of Lender, a material risk of sale or forfeiture of any of the Mortgaged Property (other than an immaterial portion thereof) under any Mortgage or otherwise materially impair any of the Mortgaged Property under any Mortgage or Lenders' rights therein.

"Methuen Shopping Center Property" -- The fee and leasehold interest in real property located at the intersection of Rte. 113 and Interstate 495 in Methuen, Massachusetts owned by Methuen Borrower.

"Mortgage" -- Those certain mortgages, assignments of leases and rents and security agreements, dated the date hereof, made to Lender to secure the payment and performance of Borrower's obligations hereunder, under the Note and otherwise in respect of the Loan.

"Mortgaged Property" means, for each Property, the Property, the Improvements thereon and all other property constituting the "Mortgaged Property", as said quoted term is defined in the applicable Mortgage.

"Multiemployer Plan" -- Any plan defined as such in Section 3(37) of ERISA.

"Net Operating Income"

         (a) all revenues from the ownership, use, occupancy, leasing and operation of the Property during the period in question, determined in accordance with GAAP (but adjusted to eliminate the effects of straight-lining of rents and further adjusted to exclude extraordinary and non-recurring sources of income), including all rental and other payments, including, without limitation, base rent, additional rent, promotional revenues, percentage rent and payments for common area maintenance, taxes, insurance and operating expenses and proceeds of rental loss or business interruption service, excluding tenant security deposits collected but not applied to tenants' obligations, and interest on such deposits;

    minus

         (b) all expenses in connection with the Property during such period, determined in accordance with GAAP, including insurance premiums, real estate taxes, promotional expenses, maintenance and repair expenses, management fees and any other operational expenses, all as determined in accordance with GAAP, but not including debt service payable under the Loan.

"Note" -- The note, dated the date hereof, for a principal sum equal to the Loan
    Amount made by Borrower to Lender to evidence the Loan.

"Pension Plan" -- Any employee pension benefit plan within the meaning of
    Section 3(2) of ERISA with respect to which Borrower, Guarantor or any ERISA Affiliate at any relevant time has liability or an obligation to contribute.

"Premises Documents" -- Has the meaning given to such term in the Mortgage.

"Property" means, individually and collectively, as the context requires, each of Abington Towne Center Property, Branch Plaza Property and Methuen Shopping Center Property.

"Release Price" -- Shall mean, with respect to the indicated Property: (i)
    $13,585,000 for the Branch Plaza Property, (ii) $6,066,500 for the Methuen Shopping Center Property, and, (iii) $5,648,500 for the Abington Towne Center Property.

"Requisition" -- A written statement by or on behalf of Borrower, in form and substance satisfactory to Lender, setting forth the amount of the Loan advance requested in each instance and instructions for the payment of the same, and certifying the purpose for which such advance is to be used.

"Title Insurer" -- The issuer(s), approved by Lender, of the title insurance policy or policies insuring the Mortgage.

"Treasury Rate" -- The yield rate (i) on the 10 year U.S. Treasury Security due on or closest to the Maturity Date (as defined in the Note), as such yield rate is reported in the Wall Street Journal on the second Business Day preceding the date of calculation.

    Section 1.02. Rules of Construction. Except as expressly provided otherwise, when used in this Agreement (i) "or" is not exclusive, (ii) "hereunder", "herein", "hereof" and the like refer to this Agreement as a whole, (iii) "Article", "Section", "Schedule" and "Exhibit" refer to Articles, Sections, Schedules and Exhibits of this Agreement, (iv) terms defined in the singular shall have a correlative meaning when used in the plural and vice versa, (v) a reference to a Law includes any amendment, modification or supplement to, or replacement of, such Law and (vi) a reference to a document shall mean such document as the same may be amended, modified or supplemented from time to time in accordance with its terms. The cover page and the Exhibits and Schedules, if any, annexed hereto are incorporated as a part of this Agreement with the same effect as if set forth in the body hereof. Any table of contents and all captions and headings herein are for convenience only and shall not affect the interpretation or construction hereof.

                                   Article II

                                    THE LOAN

    Section 2.01. Generally. Subject to the provisions of this Agreement, and on the basis of the representations, warranties and covenants made herein and in the other Loan Documents, Lender will advance and Borrower will accept the Loan Amount in periodic disbursements as hereinafter set forth and upon the satisfaction of the conditions set forth in Article III hereof. The Loan shall be made at Lender's principal office or at such other place as Lender may designate, by wire transfer to an account of Borrower designated by it.

    Section 2.02. Purpose. The Loan shall be made for the business purpose of financing the Mortgaged Property. Borrower covenants and agrees that in no event shall proceeds of the Loan, or any part thereof, be used, directly or indirectly, for any other purpose, for any illegal purpose or for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or in connection with any hostile acquisition or for any illegal purpose.

    Section 2.03. Advances. The Initial Advance shall be in the amount of $12,350,000 and shall be made upon satisfaction of the conditions set forth in
Section 3.01. Subsequent advances shall be made no more frequently than once a month thereafter, upon satisfaction of the conditions set forth in Section 3.02. In no event shall Lender be obligated to make an advance hereunder if (i) the aggregate outstanding principal amount of the Loan following such advance (the "Post Advance Amount") would exceed 65% of the appraised value of the Mortgaged Property (the "Loan to Value Test") as determined by an independent appraisal conducted at Borrower's expense by an appraiser selected by Lender, which appraisal shall be conclusive as to value absent manifest error, provided, however, that Borrower shall not be obligated to pay for more than one (1) appraisal per any twelve (12) consecutive month period so long as no Event of Default exists or (ii) if Net Operating Income is not 140% or more of debt service on the Initial Advance or the Post Advance Amount, as the case may be (the "DSC Test"). For purposes of determining compliance with the DSC Test, Net Operating Income shall be calculated on a semi-annual basis using six months' actual figures and the projected figures for the next succeeding six months and debt service shall be calculated using an interest rate equal to the greater of
(a) the actual interest rate; (b) the Treasury Rate plus 200 basis points or (c) an interest rate equal to 8.5% and a (25) year equal payment self liquidating amortization schedule; provided, however, that any calculation of debt service hereunder with respect to the Initial Advance and any Subsequent Initial Advance (as hereinafter defined) shall be calculated using an interest rate equal to the greater of (a) or (b) above only. For purposes of determining compliance with the Loan to Value Test, a new appraisal shall not be required for each advance provided the appraisal required in connection therewith shall not be more than twelve (12) months old and any required reappraisals shall be made at Borrower's expense, subject to the limitation set forth in clause (i) above. Notwithstanding the foregoing, the maximum amount available to be advanced hereunder shall be limited to an aggregate amount of $22,850,000 (such $150,000 hold back from the aggregate amount of Loan proceeds available to Borrower, subject to Article III hereof, the "Environmental Holdback Amount") until the environmental condition at the Branch Plaza Property referred to in the Fleet Boston Financial Environmental Due Diligence Report Review dated December 21, 2001 has been remediated so that no further action is required by applicable Governmental Authorities (the remediation of such condition such that no further action is required, the "No Further Action Condition"). Notwithstanding anything to the contrary set forth in Section 3.02(a) hereof, upon satisfaction of the No Further Action Condition, Borrower may requisition advances of the Environmental Holdback Amount at any time during the term of the Loan, subject to the satisfaction of all other conditions to advances set forth in Section 3.02 hereof.

    Section 2.04. Procedures for Advances. All advances of Loan proceeds are to be made at Lender's principal office, or at such other place as Lender may designate, by wire transfer to an account of Borrower designated in the applicable Requisition. Borrower shall submit Requisitions to Lender no later than 10:00 a.m. (New York time) on the date which is ten (10) business days prior to the date the advance is to be made and, in the case of advances after the first advance, shall, if requested by Lender, be conditioned upon a title continuation obtained at Borrower's expense showing that there has been no change in the state of title since the date of the last advance.

                                  Article III

                              CONDITIONS PRECEDENT

    Section 3.01. Conditions Precedent to Loan. Lender shall not be obligated to make the Initial Advance until the following conditions shall have been satisfied:

         (a) There shall exist no Default or Event of Default, and no Default or Event of Default would result from the making of the Loan;

         (b) The representations and warranties made to Lender herein, in the other Loan Documents and in any other document, certificate or statement executed or delivered to Lender in connection with the Loan shall be true and correct on and as of the date of the advance with the same effect as if made on such date;

         (c) The Improvements shall not have been materially injured or damaged by fire or other casualty; and

         (d) Lender shall have received and approved each of the following:

              (1) Loan Fees. A non-refundable facility fee in the amount of $230,000, to be retained by Lender whether or not any advances are made hereunder;

              (2) Loan Documents. This Agreement and each of the other Loan Documents, duly executed by the parties thereto, and, where applicable, duly acknowledged and in proper form for recording or filing, as the case may be, and all necessary or desirable recordings and filings shall have been duly made;

              (3) Financial Statements. Current Financial Statements and such other financial data (including, without limitation, current financial statements of tenants under leases in respect of the Mortgaged Property and of parties to any of the Premises Documents, and of the guarantor(s), if any, of any such tenants or parties) as Lender shall require;

              (4) Appraisal. An independent M.A.I. appraisal of the Property and Improvements complying in all respects with the standards for real estate appraisals established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

              (5) Insurance Policies. The policies of insurance required by the Mortgage, together with evidence of the payment of the premiums therefor;

              (6) Hazardous Materials Report/Reliance Letter. A detailed report by a properly qualified engineer, which shall include, inter alia, a certification that such engineer has obtained and examined a list of prior owners, tenants and other users of all or any portion of the Property or any improvements thereon, and has made an on-site physical examination of the Property, and a visual observation of the surrounding areas, and has found no evidence of past or present Hazardous Materials activities or the presence of Hazardous Materials, together with, if required by Lender, a "reliance letter" addressed to Lender with respect to such report;

              (7) Environmental Plan. If requested by Lender, Borrower has submitted a plan with respect to the remediation of any environmental conditions relating to the Branch Plaza Property reasonably acceptable to Lender.

              (8) Title Policy. A paid title insurance policy, in the amount of
         (i) $10,000,000 with respect to the Methuen Shopping Center Property;
         (ii) $15,000,000 with respect to the Branch Plaza Property; and (iii) $5,648,500 with respect to the Abington Towne Center Property, in ALTA 10-17-92 or other form approved by Lender's Counsel with such endorsements as shall be reasonably requested by Lender's Counsel, issued by the Title Insurer which shall insure the Mortgage to be a valid lien on Borrower's interest in the premises free and clear of all defects and encumbrances except those previously received and approved by Lender's Counsel, and shall contain (i) full coverage against mechanics' liens (filed and inchoate), (ii) a reference to the survey but no survey exceptions except those theretofore approved by Lender's Counsel, (iii) such affirmative insurance and endorsements as Lender's Counsel may require, and (iv) if any such policy is dated earlier than the date of the disbursement of the Loan, an endorsement to such policy, in form approved by Lender's Counsel, redating the policy and setting forth no additional exceptions except those approved by Lender's Counsel; and shall be accompanied by such reinsurance agreements between the Title Insurer and title companies approved by Lender, in ALTA 1994 facultative form, as Lender may require;

              (9) Survey. A current, as-built survey of the Property, certified to Lender and the Title Insurer showing (i) the location of the perimeter of the Property by courses and distances, (ii) all easements, rights-of-way, and utility lines referred to in the title policy required by this Agreement or which actually service or cross the Property, (iii) the lines of the streets abutting the Property and the width thereof, and any established building and setback lines, (iv) encroachments and the extent thereof upon the Property, (v) the Improvements and the relationship thereof by distances to the perimeter of the Property, established building, setback and street lines and
         (vi) if the Property is described as being on a filed map, a legend relating the survey to said map;

              (10) Leases and Premises Documents. Certified copies of all leases in respect of the Mortgaged Property, accompanied by, in the case of Major Leases and any other leases specified by Lender, estoppel certificates from the tenants thereunder and executed notice-of-assignment letters in the form of EXHIBIT A in respect thereof; executed subordination and attornment agreements, in Lender's usual form, in respect of such leases as Lender may require; a certified copy of the standard form of lease or contract of sale, as the case may be, Borrower will use in connection with the leasing of space in the Improvements or the sale of portions of the Property; and certified copies of all Premises Documents, together with estoppel certificates from the parties thereto;

              (11) Requisition. A Requisition for the Initial Advance,

              (12) Counsel Opinions. Opinions of Borrower's counsel and local counsel (and, if required by Lender, of a local counsel selected by Lender or Lender's Counsel) to the effects set forth on EXHIBIT B;

              (13) Organizational Documents. If Borrower, the mortgagor or grantor under the Mortgage (if different from Borrower), Guarantor or any general partner or member of any of them is a corporation, current copies of the following documents with respect to each (unless otherwise indicated):

                      (i) a good-standing certificate from the jurisdiction of
              its incorporation and, as to Borrower and the mortgagor or grantor under the Mortgage only, from the jurisdiction in which the Property is located,

                      (ii) a resolution, certified by the corporate secretary,
              of the shareholders or directors of the corporation authorizing the consummation of the transactions contemplated hereby and the execution, delivery and performance of the Loan Documents and any other documents to be executed, delivered or performed by said corporation, and

                      (iii) a certificate of the corporate secretary as to the
              incumbency of the officers executing any of the documents required hereby,

              and, if Borrower, the mortgagor or grantor under the Mortgage (if different from Borrower), Guarantor or any general partner or member of any of them is a partnership, venture, limited liability company or trust:

                      (iv) the entity's organizational agreement and all
              amendments and attachments thereto, certified by a general partner, venturer, member or trustee to be true and complete,

                      (v) any certificates filed or required to be filed by the
              entity in the jurisdictions of its formation and where the Property is located in order for it to do business in those jurisdictions, and

                      (vi) evidence of the authorization of the consummation of
              the transactions contemplated hereby and the execution, delivery and performance of the Loan Documents to be executed, delivered or performed by said entity, and including any required consents by partners, venturers, members, trustees or beneficiaries;

              (14) Intentionally Omitted;

              (15) Permits and Approvals. Copies of the certificate(s) of occupancy for the Improvements and of any and all other authorizations (including plot plan and subdivision approvals, zoning variances, water, sewer, building and other permits) required by Governmental Authorities or otherwise necessary for the use, occupancy and operation of the Property and/or Improvements for their intended purposes in accordance with all applicable Laws;

              (16) Intentionally Omitted;

              (17) Chattel Searches. UCC searches against Borrower or other owner of the Mortgaged Property and advice from the Title Insurer to the effect that searches of proper public records disclose no leases of personalty or financing statements filed or recorded against the Mortgaged Property, Borrower or other owner of any Mortgaged Property;

              (18) Intentionally Omitted; and

              (19) Additional Documentation. Such other approvals, opinions or documents as Lender may reasonably request including, but not limited to, (i) a current certified rent roll for the Mortgaged Property and tenant estoppel letters for all Anchors and tenants representing not less than 75% of the leaseable space in the Mortgaged Property, (ii) evidence that all Anchors remain in occupancy and a minimum Net Operating Income derived from such anchor tenants and all other tenants leasing space in the Mortgaged Property of not less than $2,700,000,
         (iii) ground lessor estoppel certificates from the ground lessor with respect to the Branch Plaza Property and the Methuen Shopping Center Property and (iv) current financial statements of Guarantor showing a minimum net worth of $100,000,000 (the "Net Worth Requirement") and a minimum unrestricted, unencumbered liquidity of $5,000,000 (the "Liquidity Requirement").

    Section 3.02. Conditions to Advances After the Initial Advance. In addition to the Initial Advance, an additional amount of up to $7,650,000 of Loan proceeds (each such advance of amounts aggregating up to $7,650,000, a "Subsequent Initial Advance") shall be made available to Borrower upon the satisfaction of conditions (a) through and including (i) below and a further additional amount of up to $3,000,000 of Loan proceeds (each such advance of amounts aggregating up to $3,000,000, an "Additional Advance") shall be made available to Borrower subject to the satisfaction of the following conditions:

         (a) Such Subsequent Initial Advance is requisitioned to be advanced within six (6) months from the date hereof and such Additional Advance, if applicable, is requisitioned to be advanced within twelve (12) months from the date hereof;

         (b) Subject to the limitations set forth in Section 2.03 and Section 3.02(i) (and Section 3.02(j) with respect to any Additional Advance), the amount of each Additional Advance subsequent to the Initial Advance shall be in the minimum amount of $100,000 (unless less than said amount is available for disbursement pursuant to the terms hereof at the time of such Additional Advance, in which case the amount of such subsequent advance shall be equal to such remaining availability).

         (c) All conditions of Section 3.01 shall have been and remain satisfied as of the date of such advances;

         (d) There shall exist no Default or Event of Default;

         (e) The representations and warranties made to Lender herein, in the other Loan Documents and in any other document, certificate or statement executed or delivered to Lender in connection with the Loan shall be true and correct on and as of the date of the advance with the same effect as if made on such date (except for the updated rent roll);

         (f) Lender shall have received a Requisition, and, if required, a title continuation report;

         (g) There shall have occurred no material adverse change in the condition or value of the "Mortgaged Property", as defined in the Mortgage;

         (h) Mortgagor shall furnish Lender with a statement, duly acknowledged, of the amount due whether for principal or interest, on the Loan and whether any offsets, counterclaims or defenses exist against the indebtedness secured hereby;

         (i) The aggregate outstanding proceeds of the Loan, including the amount of the advance being requested, shall not exceed the amount necessary to satisfy the Loan to Value Test and the DSC Test for Additional Advances; and

         (j) A copy of a new, executed lease on commercially reasonable terms providing for a current market rental for space in the Mortgaged Property (each, a "New Lease"), which New Lease is in full force and effect and the new tenant under such New Lease is in possession of the premises demised thereunder and paying rent has been delivered to Lender, and, if requested by Lender, a Subordination, Non-Disturbance and Attornment Agreement with respect to such New Lease has been executed and a copy thereof delivered to Lender. Notwithstanding anything to the contrary contained herein, the maximum amount of any advance in respect of a New Lease shall be limited to 65% of the overall value added by such New Lease. For purposes of this
    Section 3.02(h), such additional incremental value shall be measured based upon the gross rent payable under said New Lease for the twelve month period following the commencement date under such New Lease (the "Annual Gross Rent") less an imputed management fee equal to 4% of such Annual Gross Rent, such amount capitalized at 9.5%.

                                   Article IV

                         REPRESENTATIONS AND WARRANTIES

    Borrower and Guarantor represent and warrant to Lender that:

    Section 4.01. Due Formation, Power and Authority. If it, the mortgagor or grantor under the Mortgage (if different from Borrower), Guarantor or any general partner or member of any of them is a corporation, partnership, venture, limited liability company or trust, each such entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, is qualified to do business (if required) and is in good standing in the jurisdiction in which the Property is located, and has full power and authority to consummate the transactions contemplated hereby and to execute, deliver and perform this Agreement and any other Loan Document to which it is a party.

    Section 4.02. Legally Enforceable Agreements. Each Loan Document to which Borrower or Guarantor is a party is a legal, valid and binding obligation of such party, enforceable against Borrower or Guarantor, as the case may be, in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally.

    Section 4.03. Financial Statements. Financial Statements have been heretofore delivered to Lender which are true, correct and current in all respects and which fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof; no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no borrowings (other than the Loan) which might give rise to a lien or claim against the Mortgaged Property or proceeds of the Loan have been made by Borrower or others since the dates thereof.

    Section 4.04. Compliance With Laws; Payment of Taxes. Borrower and Guarantor are in compliance with, and the transactions contemplated hereby and by the other Loan Documents do not and will not violate any provision of, or require any filing, registration, consent or approval under, any Law presently in effect having applicability to Borrower or Guarantor; Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies due and payable (including those in respect of the Mortgaged Property), including interest and penalties.

    Section 4.05. Litigation. There are no actions, suits or proceedings pending or threatened against or affecting it, Guarantor, the Mortgaged Property, the validity or enforceability of the Mortgage or the priority of the lien thereof at law, in equity or before or by any Governmental Authorities except actions, suits or proceedings which have been disclosed to Lender in writing and which are fully covered by insurance or would, if adversely determined, not substantially impair the ability of Borrower or Guarantor to pay when due any amounts which may become payable under the Note or Guaranty or to otherwise pay and perform their respective obligations in connection with the Loan; to Borrower's knowledge, neither it nor Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or Governmental Authorities.

    Section 4.06. No Conflicts or Defaults. The consummation of the transactions contemplated hereby and the performance hereof and of the other Loan Documents have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Borrower or Guarantor is a party or by which either of them may be bound or affected.

    Section 4.07. Solvency. Borrower and Guarantor are, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other related documents, will be, solvent.

    Section 4.08. Governmental Regulation. Borrower is not subject to regulation under the Investment Company Act of 1940 or any Law limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

    Section 4.09. Insurance. Borrower has in force, and has paid the premiums in respect of, all of the insurance required by the Mortgage.

    Section 4.10. ERISA. Neither Borrower nor Guarantor nor any other person or entity, including any fiduciary, has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject Borrower or Guarantor or any person or entity which they have an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or
Section 502 of ERISA; neither Borrower nor Guarantor nor any ERISA Affiliate maintains, contributes to or has any liability with respect to a Multiemployer Plan or any other plan subject to Title IV of ERISA; each Employee Benefit Plan is administered in accordance with its terms and in compliance with all applicable Laws, including any reporting requirements; each Pension Plan intending to qualify under Section 401(a) or 401(k) of the Code does so qualify; there is no lien outstanding or security interest given in connection with a Pension Plan; neither Borrower nor Guarantor nor any ERISA Affiliate has any liability with respect to an accumulated funding deficiency (whether or not waived) under Section 412 of the Code or Section 302 of ERISA; neither Borrower nor Guarantor has any liability for retiree medical or death benefits (contingent or otherwise) other than as required by Section 4980B of the Code; and no part of the funds to be used by Borrower or Guarantor in satisfaction of their respective obligations under this Agreement and the other Loan Documents constitute "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code, as interpreted by the Internal Revenue Service and the United States Department of Labor in rules, regulations, releases or bulletins or as interpreted under applicable case law.

    Section 4.11. Other Documents. The Major Leases and Premises Documents are unmodified and in full force and effect, there are no defaults (or events which with notice or the passage of time, or both, would constitute such a default) under any thereof and all conditions to the effectiveness and continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied.

    Section 4.12. No Defaults. There exists no Default or Event of Default.

    Section 4.13. Accuracy of Information; Full Disclosure. Neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower or Guarantor to Lender in connection with the negotiation of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, or required herein or by the other Loan Documents to be furnished by or on behalf of Borrower or Guarantor, contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading; there is no fact which Borrower has not disclosed to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely any of the Mortgaged Property or the business affairs or financial condition of Borrower or Guarantor, or the ability of Borrower or Guarantor to perform this Agreement and the other Loan Documents.

    Section 4.14. Separate Tax and Zoning Lot. The Mortgaged Property constitutes a distinct parcel for purposes of zoning and of taxes, assessments and impositions (public or private) and are not otherwise considered as part of a larger single lot for purposes of zoning or of taxes, assessments or impositions (public or private).

    Section 4.15. The Improvements. There are no structural defects in the Improvements or violations of any requirement of any Governmental Authorities with respect thereto; the use, occupancy and operation of the Improvements comply with all applicable permits and restrictive covenants affecting the Mortgaged Property, as well as with the Premises Documents and with all zoning, building, environmental, ecological, landmark, subdivision and other Laws, and all requirements for such use, occupancy and operation have been satisfied; there exist a sufficient number of parking spaces necessary to satisfy the requirements of the Premises Documents and any leases and all zoning and other applicable legal requirements with respect to the Mortgaged Property, and all required landscaping, sidewalks and other amenities, and all off-site improvements, related to the Improvements have been completed.

    Section 4.16. Utility Services. All utility services necessary for the use and operation of the Improvements for their intended purposes are available and servicing the Property, including water supply, storm and sanitary sewer, gas, electric power and telephone facilities.

    Section 4.17. Creation of Liens. It has entered into no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Mortgaged Property or any part thereof.

    Section 4.18. Roads. All roads necessary for the full utilization of the Improvements for their intended purposes have been completed and dedicated to public use and accepted by all appropriate Governmental Authorities.

    Section 4.19. Requisition as Reaffirmation. Each Requisition submitted to Lender, and the receipt of the funds requested thereby, shall constitute an affirmation by Borrower that the representations and warranties contained herein and in the other Loan Documents remain true and correct as of the respective dates of such Requisitions.

                                   Article V

                              COVENANTS OF BORROWER

    Borrower covenants and agrees with Lender that it will promptly:

    Section 5.01. Compliance with Laws; Payment of Taxes. Comply with all Laws applicable to it or the Mortgaged Property, or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed on it or the Mortgaged Property, or any part thereof, and promptly furnish Lender with reports of any official searches made by Governmental Authorities and any claims of violations thereof.

    Section 5.02. Leases and Premises Documents. Deliver to Lender certified copies of all leases in respect of the Mortgaged Property and all Premises Documents and all amendments to any thereof (in any case, whether executed before or after the date hereof) together with (i) if requested by Lender, current financial statements of the tenants thereunder or parties thereto as the case may be, and of the guarantor(s), if any, of such tenants or parties and
(ii) in the case of all Major Leases, a notice-of-assignment letter in the form of EXHIBIT A; and keep all Premises Documents and, except as may be permitted by the Mortgage, all leases in full force and effect.

    Section 5.03. Inspection Fee. Commencing on the first anniversary of the date hereof and on each anniversary thereafter during the term of the Loan, deliver to Lender a non-refundable administrative inspection fee in the amount of $1,000.00 (the "Inspection Fee") with respect to the costs associated with Lender's annual inspection of the Property.

    Section 5.04. Continuing Accuracy of Representations and Warranties. Cause all of the representations and warranties made to Lender herein and in the other Loan Documents to be continuously true and correct.

    Section 5.05. Covenants, Restrictions and Easements. Comply with all restrictions, covenants and easements affecting the Mortgaged Property or the Improvements and cause the satisfaction of all conditions hereof.

    Section 5.06. DSC Test and Loan to Value Test. Comply at all times with the DSC Test and the Loan to Value Test, as calculated in accordance with Section
2.03 hereof, provided, however, that such non-compliance shall not constitute an Event of Default under the Mortgage and hereunder if, within forty-five (45) days of the date upon which Mortgagor receives written notice from Lender of Borrower's non-compliance thereof (the "Notice Date"), Mortgagor complies with the provisions of this Section 5.06, by either (i) partially prepaying the Note and the Hedging Agreement and all applicable prepayment or other charges, if any, provided for in the Note so that Borrower is in compliance herewith or (ii) delivering to Lender cash, a letter of credit from a financial institution acceptable to Lender, or such other collateral as may be acceptable to Lender in its sole discretion in an amount equal to the amount that would have been required to have been prepaid pursuant to (i) above in order to cure such default.

    Section 5.07. Payment of Costs. Pay all costs and expenses required for the satisfaction of the conditions hereof, including, without limitation (i) all document and stamp taxes, recording and filing expenses and fees and commissions lawfully due to brokers in connection with the transactions contemplated hereby,
(ii) any taxes, insurance premiums, liens, security interests or other claims or charges against the Property or Improvements and (iii) all costs of completion of the work to be performed by Borrower in space to be occupied in the Improvements (including public space) to permit the lawful occupancy thereof for the purposes contemplated by actual or prospective lessees or owners of such space as set forth in the individual leases, subleases or purchase contracts thereof or in detailed work letters or other agreements or letters of intent with respect thereto, or, in cases where there are no such leases, subleases, contracts, work letters or other documents as aforesaid, as set forth in Borrower's standard work letter or the standard form of lease or contract, if any, required by paragraph (9) of Section 3.01(d), or, in cases where none of the foregoing exists, to the level of building standard in accordance with industry practices, as conclusively determined by the Engineering Consultant.

    Section 5.08. Brokers. Indemnify Lender against claims of brokers arising by reason of the execution hereof or the consummation of the transactions contemplated hereby.

    Section 5.09. Correction of Defects. Upon demand of Lender or the Engineering Consultant, correct any defects (including structural) in the Improvements.

    Section 5.10. Reporting and Miscellaneous Document Requirements. Furnish directly to each Lender:

              (1) Semi-Annual Financial Statements of Borrower. On a semi-annual basis, as soon as available and in any event within ninety (90) days after the end of each applicable semi-annual period, Financial Statements of Borrower, in reasonable detail (including detailed balance sheet, income statement, cash flow statement and one-year projections) and stating in comparative form the respective figures for the corresponding date and period in the prior semi-annual period;

              (2) Annual Financial Statements of Guarantor. As soon as available and in any event within one hundred (100) days after the end of each Fiscal Year, Financial Statements of Guarantor as of the end of and for such Fiscal Year, in reasonable detail (including detailed balance sheet, income statement, cash flow statement, and contingent liability schedule) and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year, audited by its Accountants;

              (3) Covenant Compliance Certificates. Within thirty (30) days after the end of each fiscal quarter, Guarantor shall submit to Lender a Covenant Compliance Certificate certified by a principal financial or accounting officer or general partner, as the case may be, in the Form of Exhibit C-1 hereto certifying, on the basis of Guarantor's unaudited financial statements, that Guarantor has met the Liquidity Requirement for the applicable period. As soon as available and in any event within one hundred (100) days after the end of each Fiscal Year, Guarantor shall submit to Lender a Covenant Compliance Certificate certified by a principal financial or accounting officer or general partner, as the case may be, in the Form of Exhibit C-2 hereto certifying, on the basis of Guarantor's audited Financial Statements as of the end of and for such Fiscal Year, that Guarantor has met the Net Worth Requirement and the Liquidity Requirement;

              (4) Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all actions, suits, and proceedings before any court or arbitrator or any Governmental Authority, affecting (i) Borrower which, if determined adversely to Borrower are likely to result in a Material Adverse Change or (ii) all or any portion of the Mortgaged Property under any Mortgage;

              (5) Notices of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after Borrower becomes aware of the occurrence of a Default or any Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto;

              (6) Material Adverse Change. As soon as is practicable and in any event within five (5) days after knowledge of the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change, written notice thereof;

              (7) Offices. Thirty (30) days' prior written notice of any change in the chief executive office or principal place of business of Borrower;

              (8) Environmental and Other Notices. As soon as possible and in any event within ten (10) days after receipt, copies of (i) all Environmental Notices received by Borrower which are not received in the ordinary course of business and which relate to any Property or a situation which is likely to result in a Material Adverse Change and
         (ii) all reports of any official searches made by any Governmental Authority having jurisdiction over any Property or the Improvements thereon, and of any claims of violations thereof;

              (9) Insurance Coverage. Promptly, such information concerning Borrower's insurance coverage as Lender may reasonably request;

              (10) Bankruptcy of Tenants. Promptly after becoming aware of the same, written notice of the bankruptcy, insolvency or cessation of operations of any tenant in the Improvements on any Property to which 5% or more of the aggregate minimum rent from such Improvements is attributable;

              (11) Leasing Reports and Property Information. (i) Upon request by Lender, but no more often than quarterly, an updated rent roll, leasing report, and operating and cash statements for each Property and (ii)
         (ii) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, tenant sales report for each Property, to the extent Borrower is entitled to receive same pursuant to the terms of the respective leases; and

              (12) General Information. Promptly, such other information respecting the condition or operations, financial or otherwise, of Borrower, Guarantor or any Properties of Borrower as Lender may from time to time reasonably request.

                                   Article VI

                        GENERAL CONDITIONS AND PROVISIONS

    Section 6.01. Disbursement Not Waiver. The disbursement by Lender of the Loan made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Lender, shall not constitute a waiver by Lender of the requirement that all conditions, including the non-performed conditions, shall be satisfied.

    Section 6.02. No Third-Party Beneficiaries. This Agreement is solely for the benefit of Lender and Borrower. All conditions of the obligations of Lender hereunder are imposed solely and exclusively for the benefit of Lender and may be freely waived or modified in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so, and no person other than Borrower (provided, however, that all conditions have been satisfied) shall have standing to require Lender to disburse the Loan or to be a beneficiary of this Agreement.

    Section 6.03. Documentation Etc. Satisfactory. All documentation and proceedings deemed by Lender or Lender's Counsel to be necessary or required in connection herewith and the documents relating hereto shall be subject to the prior approval of, and satisfactory to, both of them as to form and substance. In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Lender and Lender's Counsel. Lender or Lender's Counsel shall receive copies, certified if requested by either of them, of all documents which they may require in connection with the transactions contemplated hereby.

    Section 6.04. Lender's Determination Conclusive. Lender shall, at all times, be free to independently establish to its satisfaction and in its absolute discretion the existence or nonexistence of any fact or facts the existence or nonexistence of which is a condition hereof.

    Section 6.05. Notices. Except as expressly provided otherwise, all notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three (3) days after mailing by registered or certified mail, postage prepaid, or one (1) day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, if to Borrower at its address stated on the cover page hereof, and if to Lender, at its address stated on the cover page hereof to the attention of its Real Estate Finance office, or at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements.

    Section 6.06. Entire Agreement; Amendments and Waivers. This Agreement and the other Loan Documents contain the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter. None of the terms and provisions hereof or of the other Loan Documents may be changed, waived, discharged or terminated, nor may any material departure from the provisions hereof or thereof be consented to, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, termination or consent is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the foregoing, acceptance by Lender of any sum required to be paid pursuant hereto or any other Loan Document, after its due date, or in an amount less than the sum then due, shall not constitute a waiver by Lender of its right to require prompt payment when due of all other such sums or to declare a default or to exercise such other rights provided herein or in the other Loan Documents for such late or reduced payment.

    Section 6.07. Setoff. In addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim Lender may otherwise have, Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of Lender's offices against any amount payable by Borrower to Lender hereunder or under any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower thereof; provided, however, that Lender's failure to give such notice shall not affect the validity thereof. Payments by Borrower hereunder or under the other Loan Documents shall be made without setoff or counterclaim.

    Section 6.08. Successors and Assigns. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, Borrower, without the prior written consent of Lender in each instance, may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof and the right to receive the proceeds of the Loan.

    Section 6.09. Severability. The provisions hereof are intended to be severable. Any provisions hereof, or the application thereof to any person, entity or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (or the remaining portions of such provision) or the application thereof to any other person, entity or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any person, entity or circumstance in any other jurisdiction.

    Section 6.10. Non-Waiver; Remedies Cumulative. No failure or delay on Lender's part in exercising any right, remedy, power or privilege (hereinafter in this Section, each a "Remedy") hereunder or under any of the other Loan Documents shall operate as a waiver of any such Remedy or shall be deemed to constitute Lender's acquiescence in any default by Borrower or Guarantor under any of said documents. A waiver by Lender of any Remedy hereunder or under any of the other Loan Documents on any one occasion shall not be construed as a bar to any other or future exercise thereof or of any other Remedy. The Remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any Remedies provided therein or by Law.

    Section 6.11. Certain Waivers. Borrower hereby irrevocably and unconditionally waives (i) promptness and diligence, (ii) notice of any actions taken by Lender hereunder or under any other Loan Document or any other agreement or instrument relating hereto or thereto except to the extent otherwise provided herein, (iii) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of Borrower's obligations hereunder and under the other Loan Documents, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving Borrower of any of its obligations hereunder or under the other Loan Documents, (iv) any requirement that Lender protect, secure, perfect or insure any lien on any collateral for the Loan or exhaust any right or take any action against Borrower, Guarantor or any other person or entity or against any collateral for the Loan, (v) any right or claim of right to cause a marshalling of Borrower's assets and (vi) all rights of subrogation or contribution, whether arising by contract or operation of law or otherwise by reason of payment by Borrower pursuant hereto or to any other Loan Document. BORROWER FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF LENDER WITH RESPECT TO THIS AGREEMENT, THE NOTE OR OTHERWISE IN RESPECT OF THE LOAN, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (W) INJUNCTIVE RELIEF, (X) A TRIAL BY JURY, (Y) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM AND (Z) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

    Section 6.12. Expenses; Indemnification. The Loan shall be made without cost to Lender. Borrower covenants and agrees to pay all costs, expenses and charges (including, without limitation, all fees and charges of engineers, appraisers, the Engineering Consultant and Lender's Counsel) incurred by Lender in connection with (i) the preparation for and consummation of the transactions contemplated hereby or for the performance hereof and of the other Loan Documents, and for any services which may be required in addition to those normally and reasonably contemplated hereby and (ii) the enforcement hereof or of any or all of the other Loan Documents. If Borrower fails to pay promptly any costs, charges or expense required to be paid by it as aforesaid, and Lender pays such costs, charges or expenses, Borrower shall reimburse Lender on demand for the amounts so paid, together with interest thereon at the "Default Rate" (as said quoted term is defined in the Mortgage). Borrower further agrees to indemnify Lender and its directors, officers, employees and agents from, and hold each of them harmless against, (x) any and all losses arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loan, including, without limitation, the fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings and (y) any and all claims, actions, suits, proceedings, costs, expenses, losses, damages and liabilities of any kind, including in tort, penalties and interest, arising out or by reason of any matter relating, directly or indirectly, to the Mortgage or the ownership, condition, development, construction, sale, rental or financing of the Property or Improvements or any part thereof (but excluding any such losses, liabilities, claims, damages or expenses incurred solely by reason of the gross negligence or willful misconduct of the party to be indemnified). The obligations of Borrower under this Section shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loan.

    Section 6.13. Gross-Up For Taxes. All payments made by Borrower under the Note and other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise or other taxes (imposed in lieu of income taxes) imposed on Lender as a result of a present or former connection between Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") is required to be withheld from any amounts payable to Lender under the Note or other Loan Documents, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable with respect to the Loan at the rates or in the amounts specified in the Note or other Loan Documents. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Note and all other amounts payable in respect of the Loan.

    Section 6.14. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

    Section 6.15. Transfers of Interests in Loan. Borrower recognizes that Lender may sell and transfer interests in the Loan, this Agreement and the other Loan Documents to one or more participants or assignees and that all documentation, Financial Statements, appraisals and other data, or copies thereof, relevant to Borrower, Guarantor or the Loan may be exhibited to and retained by any such participant or assignee or prospective participant or assignee for its files.

    Section 6.16. Lender's Right to Terminate. In the event Borrower shall not have satisfied the conditions precedent to its entitlement to the disbursement of the Loan proceeds hereunder within sixty (60) days of the date hereof, Lender shall have the absolute right, at its option, to terminate its obligations under this Agreement and the loan commitment represented hereby by notice to Borrower.

    Section 6.17. Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York's principles of conflicts of law). Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York (or any county in New York State where any portion of the Property is located) over any suit, action or proceeding arising out of or relating to this Agreement, and Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in The City of New York (or such other county in New York State) may be made by certified or registered mail, return receipt requested, directed to Borrower at the address indicated on the cover page hereof, and service so made shall be complete five
(5) days after the same shall have been so mailed.

    Section 6.18. Releases. Provided no Default or Event of Default exists, Borrower shall have the right to obtain the release of any of the Properties from the Mortgage encumbering the same, at Borrower's expense, so long as (i) Borrower pays to Lender an amount equal to the lesser of (x) the greater of (A) the Release Price for the Property that is the subject of such release and (B) the amount necessary to reduce the Loan to an amount which satisfies the DSC Test on the basis of Net Operating Income from the parcels not being released or
(y) the then outstanding principal amount of the Loan, which amount shall be applied to the reduction of outstanding principal under the Loan, (ii) Lender receives such reasonable documentation as Lender shall request confirming that the amount of any Additional Interest secured by the Mortgage encumbering the Property which is being released shall be secured by the credit of Guarantor, and (iii) Lender receives such other documents, opinions and assurances as Lender may reasonably request. Upon any such release of a Property, such Property shall no longer constitute a "Property" hereunder.

    Section 6.19. Exculpation. Neither Borrower nor any Guarantor shall be personally liable for payment of the principal of the Note or interest thereon, and in the event of any failure by Borrower to pay any portion of such principal or interest, Lender will look, with respect to the then outstanding balance of such principal and interest, solely to the Mortgaged Property and such other collateral as has been, or hereafter shall be, given to secure payment of the Note. The foregoing limitation on liability shall not impair or otherwise affect the validity or enforceability of (a) the debt evidenced by the Note or the Loan Agreement or of any other obligations evidenced by the Note, the Loan Agreement, the Mortgage or any of the Loan Documents or (b) Lender's liens, security interests, rights and remedies (including, without limitation, the remedies of foreclosure and/or sale) with respect to the Mortgaged Property or any other property, security, collateral and/or assets (including the proceeds thereof) encumbered, pledged or assigned by the Mortgages or any other security for the Loan. In addition, the foregoing limitation on liability shall not limit anyone's obligations or be applicable with respect to: (i) liability under any guaranty(ies) or indemnity(ies) delivered or afforded to Lender; (ii) any fraud or material misrepresentation; (iii) taxes of any kind (whether characterized as transfer, gains or other taxes) payable in connection with the foreclosure sale of the Mortgaged Property, irrespective of who pays such taxes; (iv) application of any proceeds of the Loan to any purpose other than as provided in the Loan Documents; (v) the application of any insurance or condemnation proceeds or other funds or payments other than strictly in accordance with the Loan Documents; (vi) the misapplication of any security deposits; (vii) rents, sales proceeds, or other sums received after default under the Loan Documents which are not applied to expenses of operating the Mortgaged Property or paid to Lender or a duly appointed receiver of the Premises; (viii) any failure to deliver to Lender, after demand therefor, any agreements relating to the operation, management, leasing, use, occupancy or construction of the Mortgaged Property; (ix) any intentional physical waste in respect of the Mortgaged Property; (x) any failure to pay or discharge any real estate tax, other tax, assessment, fine, penalty or lien against the Mortgaged Property to the extent revenue from leases of the Mortgaged Property was available to pay same; (xi) liability as landlord under any lease(s) relating to the Mortgaged Property which liability accrued prior to Lender's succeeding to such interest of Borrower, which Lender is or becomes obligated for by virtue of Lender succeeding to the interests of Borrower, provided, however, that such liability shall only apply with respect to any liability of Borrower under such leases which Lender assumes pursuant to subordination, non-disturbance and attornment agreements required pursuant to the terms of such leases; (xii) liability under any agreement relating to the operation or maintenance of the Mortgaged Property which liability accrued prior to Lender's succeeding to such interest of Borrower which Lender is or becomes obligated for by virtue of Lender succeeding to the interests of Borrower, provided, however, that such liability shall only apply with respect to agreements which are not terminable by their terms upon thirty (30) days' written notice; (xiii) liability to pay for the premiums on and keep in full force and effect insurance in respect of the Mortgaged Property in accordance with the Loan Documents to the extent revenue from leases of the Mortgaged Property was available to pay same; or (xiv) liability for Hazardous Substances that may exist upon or be discharged from the Mortgaged Property. Borrower and any Guarantor shall in any event be and shall remain personally liable for each of the matters to which reference is made in the preceding sentence and Lender may seek, obtain and enforce one or more money judgments in any appropriate proceeding(s) with respect thereto. The limitation on personal liability contained in this paragraph shall become automatically null and void and shall be of no further force or effect, and Borrower and each Guarantor shall be and remain personally liable for payment of the principal of the Note and interest thereon, in accordance with the terms and provisions of this Loan Agreement, in the event that Borrower, or anyone acting on behalf of Borrower, shall (A) file a petition or answer seeking any relief of any kind under the bankruptcy laws of the United States (or if an Insolvency Event shall otherwise occur), (B) assert in writing or in any legal proceedings of any kind that any provisions of any of the Loan Documents are in whole or in part unenforceable, invalid or not legally binding, or (C) fail fully to cooperate with Lender or a receiver in Lender's or such receiver's efforts to collect Rents directly from tenants after a default under the Loan Documents.

    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written, the execution hereof by Borrower constituting a certification by the party or parties executing on its behalf that the representations and warranties made in Article IV are true and correct as of the date hereof and that each of them duly holds and is incumbent in the position indicated under his or her name.


                                     FLEET NATIONAL BANK


                                     By ___________________________________
                                        Name:
                                        Title:


                                     RD BRANCH ASSOCIATES, L.P., a New
                                     York limited partnership

                                     By:  Acadia Property Holdings, LLC,
                                          its general partner

                                     By:  Acadia Realty Limited Partnership,
                                          its sole member

                                     By:  Acadia Realty Trust, its general
                                          partner

                                          By:___________________________
                                             Name: Robert Masters
                                             Title: Senior Vice President

                                     RD ABINGTON ASSOCIATES LIMITED
                                       PARTNERSHIP, a Delaware limited
                                       partnership

                                     By:      Acadia Property Holdings, LLC,
                                              its general partner

                                     By:      Acadia Realty Limited Partnership,
                                              its sole member

                                     By:      Acadia Realty Trust, its general
                                              partner

                                              By:___________________________
                                                 Name: Robert Masters
                                                 Title: Senior Vice President


                                     RD METHUEN ASSOCIATES LIMITED
                                       PARTNERSHIP, a Massachusetts limited
                                       partnership

                                     By:      Acadia Property Holdings, LLC,
                                              its general partner

                                     By:      Acadia Realty Limited Partnership,
                                              its sole member

                                     By:      Acadia Realty Trust, its general
                                              partner

                                              By:___________________________
                                                 Name: Robert Masters
                                                 Title: Senior Vice President

                  The undersigned joins in the execution and authorizes the delivery of this Loan Agreement for the purpose of accepting and agreeing to the provisions of Section 5.10(3) and Section 7.11 hereof.

                                     ACADIA REALTY LIMITED PARTNERSHIP

                                     By:      Acadia Realty Trust, its general
                                              partner

                                              By:___________________________
                                                 Name: Robert Masters
                                                 Title: Senior Vice President

                                    EXHIBIT A

                          Notice-of-Assignment of Lease
                           (On Letterhead of Borrower)



                                                     __________, 200_


[Name and Address of Tenant]

                  Re:      Lease Dated:
                           Lender:
                           Address of Lender:
                           Mortgage Dated:

Dear Sir/Madam:

         The undersigned has assigned by a mortgage or deed of trust (the "Mortgage") dated as shown above to the Lender identified above (hereinafter "Lender") all its estate, right, title and interest in, to and under the Lease between you and the undersigned dated as set forth above, as said Lease may have been heretofore modified or amended (the "Lease"), together with all right, title and interest of the undersigned as lessor thereunder, including, without limitation, the right upon the occurrence of an Event of Default (as defined in the Mortgage) to collect and receive all earnings, revenues, rents, issues, profits and income of the property subject to the Mortgage.

         [Certain provisions of the Mortgage, the text of which are attached hereto, restrict some of the undersigned's rights under the Lease. However, s][S]aid assignment does not impair or diminish any of our obligations to you under the provisions of the Lease, nor are any such obligations imposed upon Lender, its successors or assigns.

         Pursuant to said assignment you are hereby notified that in the event of a demand on you by Lender or its successors and assigns for the payment to it of the rents due under the Lease, you may, and are hereby authorized and directed to, pay said rent to Lender and we hereby agree that the receipt by you of such a demand shall be conclusive evidence of Lender's right to the receipt thereof and that the payment of the rents by you to Lender pursuant to such demand shall constitute performance in full of your obligation under the Lease for the payment of rent to the undersigned.

-----------------------

NOTE:         To be sent in accordance with notice requirements of the Lease.
----

*             To be used if property located in New York

         Kindly indicate your receipt of this letter and your agreement to the effect set forth below by signing the enclosed copy thereof and mailing it to Lender at its address identified above to the attention of its Real Estate Finance Office.

                                          [BORROWER]


                                          By
                                            -----------------------------------
                                              Name:
                                              Title:


         The undersigned acknowledges receipt of the original of this letter and agrees for the benefit of Lender that it shall notify Lender of any default on the part of the landlord under the Lease which would entitle the undersigned to cancel the Lease or to abate the rent payable thereunder, and further agrees that, notwithstanding any provision of the Lease, no notice of cancellation thereof, nor of any abatement, shall be effective unless Lender has received the notice aforesaid and has failed within 30 days of the date thereof to cure, or if the default cannot be cured within 30 days has failed to commence and to diligently prosecute the cure, of landlord's default which gave rise to the right to cancel or abate.

                                          [NAME OF TENANT]


                                          By
                                            -----------------------------------
                                            --------------------,
                                            its authorized officer

                                    EXHIBIT B

Required Contents of Borrower's Counsel Opinion

    (1) If Borrower, the mortgagor or grantor under the Mortgage (if different from Borrower), Guarantor or any general partner or member of any of them is a corporation, partnership, venture, limited liability company or trust, each such entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, is qualified to do business (or such opinion shall specifically state that such qualification is not required) and is in good standing in the jurisdiction in which the Property is located, and has full power and authority to consummate the transactions contemplated by the Loan Documents and to execute, deliver and perform all Loan Documents to which it is a party.

    (2) There are no actions, suits or proceedings pending or threatened against or affecting Borrower, Guarantor, the Mortgaged Property, the validity or enforceability of the Mortgage or the priority of the lien thereof at law, in equity or before or by any Governmental Authorities except actions, suits or proceedings which have been disclosed to Lender in writing and which are fully covered by insurance or would, if adversely determined, not substantially impair the ability of Borrower or Guarantor to pay when due any amounts which may become payable under the Note or Guaranty or to otherwise pay and perform their respective obligations in connection with the Loan; neither Borrower nor Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or Governmental Authorities.

    (3) The consummation of the transactions contemplated by and the performance of the Loan Documents have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Borrower or Guarantor is a party or by which either of them may be bound or affected.

    (4) There exist no violations of any laws, statutes, ordinances, rules, orders, regulations or requirements of any Governmental Authorities with respect to the Improvements and that the use thereof complies with all applicable zoning and other laws, etc. and with all restrictions, covenants, leases and easements affecting the Mortgaged Property.

    (5) The Property is not part of a larger tract of land owned by Borrower, its affiliates or Guarantor, or otherwise considered as part of one zoning or tax lot, or, if they are, that any authorization or variance required for the subdivision of such larger tract which a sale of the Property would entail has been obtained from all appropriate Governmental Authorities so that the Property and Improvements constitute one zoning or tax lot (including parking and utility facilities and street access, if relevant) capable of being conveyed as such.

Required Contents of Borrower's Local Counsel Opinion (and, if required by Lender, of a local counsel selected by Lender or its counsel)

    (1) The Loan Documents have each been duly authorized, executed and delivered by the parties thereto (other than Lender) and, under the laws of the jurisdiction in which the Property is located (were such laws to apply), are valid and binding instruments enforceable against such parties in accordance with their respective terms, subject, however, to the qualifications that (a) some of the rights and remedies set forth in the Note and Mortgage may be limited by bankruptcy, insolvency, reorganization and other laws of general application to the enforcement of creditors' rights and (b) certain remedies and waivers contained in the Mortgage may be limited by applicable laws of said jurisdiction, none of which qualifications will materially interfere with the practical realization of the benefits and security provided by said documents except for the economic consequences of any procedural delay which may result therefrom.

    (2) Considering the significant relationship that the State of New York has to the Loan, the courts of the jurisdiction in which the Property is located will, in all likelihood, honor any designations by the parties of New York as the governing law contained in the Loan Documents.

    (3) The Mortgage will create the lien it purports to create on the property covered by the Mortgage and will effectively assign the leases purported to be assigned thereby if the Mortgage and any necessary UCC-1 financing statements are recorded or filed, as the case may be, and specifying local law requirements as to (1) the manner in which, and offices where, such recording and filing must be made and (2) the re-recording of the Mortgage and refiling of the financing statements, all in order to establish, preserve and protect such lien and assignment and Lender's interest in the property covered by the Mortgage.

    (4) In the event of a foreclosure or other method of enforcement of the remedies provided for in the Mortgage, any leases of the Mortgaged Property will, at the option of the holder of the Mortgage, remain in full force and effect between the lessees thereunder and such holder or any purchaser of the Mortgaged Property pursuant to such remedial action. The opinion shall state whether the foregoing results as a matter of law or by reason of compliance with
Section 1.14(c) of the Mortgage.

    (5) All rights of redemption in respect of the Mortgage will be extinguished upon the consummation of a sale of the Mortgaged Property pursuant to any remedial provisions provided for in the Mortgage, [or if the foregoing is not the case, the opinion shall specify the period of time which must expire following such consummation in order for said rights of redemption to be extinguished under local law, and shall state whether the applicable result obtains as a matter of law or pursuant to any waiver provided for in the Mortgage].

    (6) There are no changes or additions to the Mortgage and other Loan Documents which are required by local law, and none which are customary in local practice and which would not unsubstantially enhance the rights and benefits of Lender thereunder.

    (7) To such other effects as Lender or its counsel may reasonably require.

                                   EXHIBIT C-1

                    FINANCIAL COVENANT COMPLIANCE CERTIFICATE

                  This Certificate is furnished pursuant to Section 5.10(3) of that certain Loan Agreement ("Loan Agreement") by and among RD BRANCH ASSOCIATES, L.P., RD ABINGTON ASSOCIATES LIMITED PARTNERSHIP, and RD METHUEN ASSOCIATES LIMITED PARTNERSHIP (collectively and individually, as the context requires, "Borrower") and FLEET NATIONAL BANK ("Lender"), Section 5.10(3) of which Loan Agreement was agreed to and acknowledged by ACADIA REALTY LIMITED PARTNERSHIP ("Guarantor"). Capitalized terms used in this Certificate and
Schedule 1 attached hereto, unless otherwise defined herein or in said Schedule 1, have the meanings given to them in the Loan Agreement.

                  The undersigned, the ____________________ of Guarantor, hereby certifies to Lender that Schedule 1 attached hereto sets forth the financial data and computations relating to Guarantor's compliance with the Liquidity Requirement, which data and computations, to the best knowledge and belief of the undersigned, are true, complete and correct.

                  The undersigned certifies that he/she is authorized to execute and deliver this Certificate on behalf of Guarantor.

                  WITNESS my hand this _____ day of _______________, ____.



                                        __________________________________
                                        Name:

                                   EXHIBIT C-2

                    FINANCIAL COVENANT COMPLIANCE CERTIFICATE

                  This Certificate is furnished pursuant to Section 5.10(3) of that certain Loan Agreement ("Loan Agreement") by and among RD BRANCH ASSOCIATES, L.P., RD ABINGTON ASSOCIATES LIMITED PARTNERSHIP, and RD METHUEN ASSOCIATES LIMITED PARTNERSHIP (collectively and individually, as the context requires, "Borrower") and FLEET NATIONAL BANK ("Lender"), Section 5.10(3) of which Loan Agreement was agreed to and acknowledged by ACADIA REALTY LIMITED PARTNERSHIP ("Guarantor"). Capitalized terms used in this Certificate and
Schedule 1 attached hereto, unless otherwise defined herein or in said Schedule 1, have the meanings given to them in the Loan Agreement.

                  The undersigned, the ____________________ of Guarantor, hereby certifies to Lender that Schedule 1 attached hereto sets forth the audited financial data and computations relating to Guarantor's compliance with the Net Worth Requirement and the Liquidity Requirement, which data and computations, to the best knowledge and belief of the undersigned, are true, complete and correct.

                  The undersigned certifies that he/she is authorized to execute and deliver this Certificate on behalf of Guarantor.

                  WITNESS my hand this _____ day of _______________, ____.



                                        __________________________________
                                        Name:

                           TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
Article I                 DEFINITIONS AND RULES OF CONSTRUCTION.....................................1
    Section 1.01.         Definitions...............................................................1
    Section 1.02.         Rules of Construction.....................................................5


Article II                THE LOAN..................................................................5
    Section 2.01.         Generally.................................................................5
    Section 2.02.         Purpose...................................................................5
    Section 2.03.         Advances..................................................................6
    Section 2.04.         Procedures for Advances...................................................6


Article III               CONDITIONS PRECEDENT......................................................7
    Section 3.01.         Conditions Precedent to Loan..............................................7
    Section 3.02.         Conditions to Advances After the Initial Advance.........................11


Article IV                REPRESENTATIONS AND WARRANTIES...........................................12
    Section 4.01.         Due Formation, Power and Authority.......................................12
    Section 4.02.         Legally Enforceable Agreements...........................................12
    Section 4.03.         Financial Statements.....................................................12
    Section 4.04.         Compliance With Laws; Payment of Taxes...................................13
    Section 4.05.         Litigation...............................................................13
    Section 4.06.         No Conflicts or Defaults.................................................13
    Section 4.07.         Solvency.................................................................13
    Section 4.08.         Governmental Regulation..................................................13
    Section 4.09.         Insurance................................................................13
    Section 4.10.         ERISA....................................................................13
    Section 4.11.         Other Documents..........................................................14
    Section 4.12.         No Defaults..............................................................14
    Section 4.13.         Accuracy of Information; Full Disclosure.................................14
    Section 4.14.         Separate Tax and Zoning Lot..............................................14
    Section 4.15.         The Improvements.........................................................14
    Section 4.16.         Utility Services.........................................................15
    Section 4.17.         Creation of Liens........................................................15
    Section 4.18.         Roads....................................................................15
    Section 4.19.         Requisition as Reaffirmation.............................................15


Article V                 COVENANTS OF BORROWER....................................................15
    Section 5.01.         Compliance with Laws; Payment of Taxes...................................15
    Section 5.02.         Leases and Premises Documents............................................15
    Section 5.03.         Inspection Fee...........................................................15

                                      (i)

                                                                                                  Page
                                                                                                  ----
    Section 5.04.         Continuing Accuracy of Representations and Warranties....................16
    Section 5.05.         Covenants, Restrictions and Easements....................................16
    Section 5.06.         DSC Test and Loan to Value Test..........................................16
    Section 5.07.         Payment of Costs.........................................................16
    Section 5.08.         Brokers..................................................................16
    Section 5.09.         Correction of Defects....................................................16
    Section 5.10.         Reporting and Miscellaneous Document Requirements........................17


Article VI                GENERAL CONDITIONS AND PROVISIONS........................................18
    Section 6.01.         Disbursement Not Waiver..................................................18
    Section 6.02.         No Third-Party Beneficiaries.............................................19
    Section 6.03.         Documentation Etc. Satisfactory..........................................19
    Section 6.04.         Lender's Determination Conclusive........................................19
    Section 6.05.         Notices..................................................................19
    Section 6.06.         Entire Agreement; Amendments and Waivers.................................19
    Section 6.07.         Setoff...................................................................20
    Section 6.08.         Successors and Assigns...................................................20
    Section 6.09.         Severability.............................................................20
    Section 6.10.         Non-Waiver; Remedies Cumulative..........................................20
    Section 6.11.         Certain Waivers..........................................................21
    Section 6.12.         Expenses; Indemnification................................................21
    Section 6.13.         Gross-Up For Taxes.......................................................22
    Section 6.14.         Counterparts.............................................................22
    Section 6.15.         Transfers of Interests in Loan...........................................22
    Section 6.16.         Lender's Right to Terminate..............................................22
    Section 6.17.         Governing Law; Jurisdiction..............................................23
    Section 6.18.         Releases.................................................................23
    Section 6.19.         Exculpation..............................................................23


EXHIBITS

A        Lease Assignment Letter
B        Contents of Opinion Letters
C-1      Quarterly Financial Covenant Compliance Certificate
C-2      Annual Financial Covenant Compliance Certificate

                                      (ii)